UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.             )

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RBC LIFE SCIENCES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RBC LIFE SCIENCES, INC.
2301 Crown Court
Irving, Texas 75038

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On June 18, 2014

NOTICE is hereby given that the annual meeting of shareholders of RBC LIFE SCIENCES, INC. (the “Company”) will be held on June 18, 2014, at 10:00 a.m., local time, at the Company's offices located at 2301 Crown Court, Irving, Texas for the following purposes:

(1)
To elect two (2) persons to serve as Class I directors of the Company until the earlier of the 2017 Annual Meeting of Shareholders, their successors are duly elected and qualified, or their resignation or removal from office;

(2)	To ratify the appointment of Lane Gorman Trubitt, PLLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 21, 2014 are entitled to notice of and to vote at the meeting or any adjournment thereof.  A list of those shareholders may be viewed at the Company’s offices at 2301 Crown Court, Irving, Texas for ten days before the meeting.

Whether or not you plan to attend the meeting in person, please mark, sign and date the enclosed proxy and return it promptly in the accompanying envelope.  If you do attend the meeting in person, you may withdraw your proxy and vote in person. If you plan to attend the meeting, please remember to bring photo identification with you.

By Order of the Board of Directors,

/s/ Richard S. Jablonski
Richard S. Jablonski Secretary

Irving, Texas
April 29, 2014

RBC LIFE SCIENCES, INC.

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 18, 2014

INTRODUCTION

This Proxy Statement, and the enclosed proxy form, are furnished on or about May 9, 2014, to shareholders of RBC Life Sciences, Inc., a Nevada corporation (the “Company”), to solicit, on behalf of the Company’s Board of Directors (the “Board”), proxies to vote at the Annual Meeting of Shareholders of the Company to be held June 18, 2014 (the “Annual Meeting”), or any adjournment or postponement thereof.  Proxies in the form enclosed will be voted at the Annual Meeting if properly executed, returned to the Company before the Annual Meeting, and not revoked.  As described below, a proxy may be revoked at any time prior to its use by written notice, by furnishing a proxy subsequent in time or by voting in person at the Annual Meeting. All shares represented at the Annual Meeting by properly executed proxies will be voted as specified, and, unless otherwise specified, will be voted for the election of each of the Class I director nominees.

Record date and outstanding capital stock

The record date for shareholders entitled to vote at the Annual Meeting is April 21, 2014.  Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting.  At the close of business on April 21, 2014, there were 2,212,350 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) outstanding.

Quorum and voting

The presence, in person or by proxy, of the holders of a majority of all outstanding shares of the Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting.  Each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock held in that shareholder’s name on the record date.

Solicitation of proxies

The accompanying proxies are solicited on behalf of the Board.  The Company will pay all expenses of soliciting these proxies.  Proxies may be solicited not only by mail, but also by personal interview, telephone and electronic transmission by the Company’s directors, officers and employees. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of Common Stock, and the Company may reimburse them for corresponding reasonable out-of-pocket expenses.

Actions to be taken at the Annual Meeting

Shares of Common Stock represented by a validly executed proxy in the accompanying form, unless the shareholder otherwise specifies in the proxy, will be voted (i) for the election of the persons named as nominees under the caption “Election of Directors” as Class I directors of the Company and (ii) to ratify the appointment of Lane Gorman Trubitt, PLLC ("LGT") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter or business is brought before the Annual Meeting or any adjournment thereof, the proxy holders may vote the proxies at their discretion. The directors do not know of any other matter or business to be presented for consideration at the Annual Meeting.

Revocation of proxies

A proxy may be revoked any time before it is exercised. A shareholder giving a proxy may revoke it by (i) sending in another proxy with a later date, (ii) giving written notice to the Company's Secretary before the Annual Meeting that the proxy has been revoked or (iii) voting in person at the Annual Meeting. Your most current proxy or vote is the one that will be counted.

Required affirmative vote and voting procedures

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate.
With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. The two nominees who receive a plurality of the votes cast by shareholders present or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors, will be elected as Class I directors of the Company. Thus, any abstentions, “broker non-votes” (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) or other limited proxies will have no effect on the election of directors.

With regard to the ratification of LGT as the Company's independent registered public accounting firm, the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter is required to ratify the appointment of LGT as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.
If your shares are registered in your name, they will not be counted if you do not vote in person or by proxy as described above. With respect to the election of directors, if your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares, the bank, broker or other holder of record will not have the authority to vote your unvoted shares.
We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire. If your bank, broker or other holder of record cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” The broker that holds your shares may generally vote on "routine" matters, but cannot vote on "non-routine" matters. The ratification of the appointment of LGT as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with the ratification of the appointment of LGT as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of March 28, 2014, by each person the Company knows to beneficially own more than 5% of the outstanding Common Stock, each of the Company’s directors, director nominees, and Named Executive Officers (or “NEOs”, as defined below under the caption “Executive Compensation — Executive Compensation”) and all directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Shares of Common Stock (3)
Steven E. Brown (4)	23,920	1.1%
Andrew V. Howard (5)	2,910	*
Clinton H. Howard (6)	973,660	43.8%
Robert A. Kaiser (7)	3,380	*
Richard S. Jablonski	2,000	*
Leonid Lapp 2301 Crown Court Irving, Texas 75038	400,000	18.0%
My Garden, Ltd. (8) 2301 Crown Court Irving, Texas 75038	944,000	42.5%
Joseph P. Philipp (9)	3,000	*
Cynthia L. Tysinger (10)	540	*
Kevin B. Young	—	*

All current directors and executive officers as a group (9 persons) (11)	1,010,820	45.1%

__________________________

*Less than one percent.

(1)
Unless otherwise indicated, the Company believes that each shareholder listed has sole voting and dispositive power with respect to the shares listed, and the address of each shareholder is: c/o RBC Life Sciences, Inc., 2301 Crown Ct., Irving, TX 75038.

(2)	Ownership includes both outstanding Common Stock and shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after the date hereof.

(3)	All percentages are calculated based on the number of outstanding shares of Common Stock in addition to shares which a person or group has the right to acquire within 60 days after the date hereof.

(4)	Includes 7,420 shares that may be acquired by presently exercisable Common Stock options or options which will become exercisable within 60 days after the date hereof.

(5)	Includes 1,260 shares that may be acquired by presently exercisable Common Stock options or options which will become exercisable within 60 days after the date hereof.

(6)
Includes 1,860 shares that may be acquired by presently exercisable Common Stock options; includes 944,000 shares held by a limited partnership, My Garden, Ltd., the general partners of which are The Clinton H. Howard Family Trust and The Katherine M. Howard Family Trust; and includes 800 shares owned of record by Mr. Howard’s spouse.

(7)	Includes 1,980 shares that may be acquired by presently exercisable Common Stock options or options which will become exercisable within 60 days after the date hereof.

(8)
My Garden, Ltd. is a limited partnership, the general partners of which are the Clinton H. Howard Family Trust and The Katherine M. Howard Family Trust. Shares held by My Garden, Ltd. are included in the total shares beneficially owned by Clinton H. Howard.

(9)	Includes 3,000 shares that may be acquired by presently exercisable Common Stock options or options which will become exercisable within 60 days after the date hereof.

(10)	Includes 540 shares that may be acquired by presently exercisable Common Stock options or options which will become exercisable within 60 days after the date hereof.

(11)
Includes 19,470 shares that may be acquired by presently exercisable Common Stock options or options which will become exercisable within 60 days after the date hereof and the shares referred to in footnote (6).

PROPOSAL 1
TO APPROVE THE ELECTION OF THE CLASS I DIRECTOR NOMINEES TO THE BOARD

Board of Directors

The Board is divided into three classes. Class I is comprised of three directors and Classes II and III are each comprised of two directors. At each annual meeting of shareholders, one class of directors is elected for a three-year term. Two Class I directors are to be elected at the Annual Meeting. Each nominee will be elected to hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Proxy holders will not be able to vote the proxies held by them for more than two persons.  To be elected a director, each nominee must receive a plurality of all the votes cast at the Annual Meeting for the election of directors.  Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board may recommend.  Each nominee has expressed his intention to serve the entire term for which election is sought.

Director Nominees and Directors Continuing in Office

The Board has nominated the following two persons for election as Class I directors: Andrew V. Howard and Cynthia L. Tysinger. Each of the nominees is presently a director of the Company.

On August 20, 2012, Kenneth L. Sabot, who was a Class I director, resigned from his position as a director of the Company. The Board is presently conducting a search for a qualified person to fill the resulting vacancy. Because no such candidate was identified at the time that this proxy statement was delivered to shareholders, the Board has determined to leave this seat vacant until an appropriate individual has been identified. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Andrew V. Howard, who is a Class I director, is the son of Clinton H. Howard, who is a Class III director and serves as the Company's Chairman of the Board and Chief Executive Officer.  There are no other family relationships between any of the Company’s directors, director nominees and executive officers.

Information about director nominees and directors continuing in office, including the experience, qualifications, attributes or skills that led to the selection of that person as a nominee for membership on the Board, is set forth in the following paragraphs:

Director Nominees

Class I

Andrew V. Howard, age 55, was elected to the Board in June 2010. Since 1999, he has practiced as an attorney specializing in the areas of business planning, estate planning and asset protection. In addition to his solo practice, Mr. Howard serves as Of Counsel to Bolinger & Hogue, LLP, a law firm based in Frisco, Texas.  Since 1991, Mr. Howard has been an Associate of the Company and previously served as Vice President-Marketing of the Company from March 1995 to November 1999 and as a director of the Company from 1997 to 1999.  As an Associate and consultant to the Company, Mr. Howard earned approximately $42,300, $71,700 and $72,200 in 2013, 2012 and 2011, respectively. Mr. Howard received a B.A. from the University of Dallas, and received an M.B.A. and J.D. from Regent University, in Virginia Beach, Virginia.

On September 5, 2006, Mr. Howard filed for personal bankruptcy under Chapter 13 of the U.S. Bankruptcy Code; however, these proceedings were dismissed shortly thereafter on September 28, 2006. In nominating Mr. Howard to the Board, the Audit Committee determined that this filing would not have a material impact upon his ability to perform his duties due to (i) the length of time that has elapsed since the bankruptcy filing, and (ii) the fact that the proceedings were dismissed less than 30 days after the filing.

The Board considers Mr. Howard to be qualified for service on the Board due to (i) his prior executive experience with the Company, (ii) his experience as an independent distributor in the network marketing industry and (iii) his background as an attorney.

Cynthia L. Tysinger, age 56, was elected to the Board in July, 2012. Ms. Tysinger is currently the Chief Executive Officer of Global Solutions & Technology, Inc. ("GSATI"), which is a privately held full-service provider of business and technology services to global clients with a strong focus on green information technology initiatives. Ms. Tysinger has held the position of Chief Executive Officer of GSATI since founding GSATI in 2008. Prior to founding GSATI, Ms. Tysinger served as the Chief Information Officer and Senior Vice President of Information Technology for Mannatech, Inc., a global distributor of nutrition supplements from October, 2000 until March, 2008. From March 1996 until September 2000, Ms. Tysinger was an independent associate of Mannatech engaged in the direct sale of Mannatech products. Prior to her association with Mannatech, Ms. Tysinger managed information systems and internet technologies for various companies, which provided services under contract to the U.S. military and various federal agencies.

The Board considers Ms. Tysinger to be qualified for service on the Board due to (i) her experience as Chief Executive Officer of GSATI, (ii) her prior executive experience as Chief Information Officer of a global company engaged in the sale of nutritional products through network marketing and (iii) her experience as an independent associate in the network marketing industry.

Directors Continuing in Office

Class II

Steven E. Brown, age 58, has served as a director since joining the Company in May 1994 and also serves as President.  Mr. Brown served as Chief Financial Officer from May 1994 until June 2012, and as Secretary from September 2003 until June 2012.  Mr. Brown became President in June 2012 after previously serving as Executive Vice President from June 2011 to June 2012 and as Vice President-Finance from May 1994 to June 2011. Prior to joining the Company, Mr. Brown was the Vice President-Finance and Chief Financial Officer of Carrington Laboratories, Inc. from 1980 through April 1994.  Mr. Brown was treasurer of Carrington from 1982 through 1994 and served as a director from 1981 until August 1987.  Mr. Brown became a certified public accountant in 1980 and was previously associated with an international public accounting firm from 1977 to 1980.

The Board considers Mr. Brown to be qualified for service on the Board due to (i) his experience as President and his prior experience as Chief Financial Officer of the Company, (ii) his prior experience as Chief Financial Officer and director of Carrington, a public company that had operations at various times in both the nutritional supplement and wound care industries, and (iii) his prior experience in public accounting.

Robert A. Kaiser, age 60, was elected to the Board in September 2008. Mr. Kaiser previously served as a director of Seven Arts Entertainment, Inc., a public company engaged in the production of motion pictures, from September 2011 until October 2012.  Mr. Kaiser currently holds various positions with CLST Holdings, Inc., f/k/a Cellstar, Inc., including Chief Executive Officer and director.  Mr. Kaiser was elected as Chief Executive Officer of CLST in September 2007 and has been a director since May 2005. Mr. Kaiser served as CLST's Chairman of the Board from May 2005 to April 2007 and from August 2007 through October 2009.  Mr. Kaiser joined CLST in December 2001 as Senior Vice President and Chief Financial Officer. Mr. Kaiser also previously served as Chief Executive Officer of CLST from May 2004 until March 2007 when CLST completed the sale of substantially all of its assets.  Prior to the sale of substantially all of its assets, CLST was engaged in international logistics and distribution in the communications industry.  From 1986 to 2001, Mr. Kaiser held various executive positions with several companies in the communications industry.

The Board considers Mr. Kaiser to be qualified for service on the Board due to (i) his extensive knowledge and experience in the areas of finance and accounting gained through service in various executive capacities, including Chief Financial Officer of CLST, a public company, and (ii) his experience as Chief Executive Officer and director of CLST.

Class III

Clinton H. Howard, age 85, is the Company’s Chairman of the Board and has served in that capacity since founding the Company in 1991.  Mr. Howard also serves as the Company's CEO since coming out of retirement in June 2010. Mr. Howard served as CEO of the Company from 1991 until his retirement on December 31, 2008 and as President from 1991 until February 2003 and from June 2010 until July 2012.  He was a consultant to the Company from January 2009 to June 2010.  Mr. Howard graduated from Rice University with a Bachelor of Arts degree. He also studied Medical Illustration at Johns Hopkins School of Medicine and later at Southwestern Medical School where he earned a Master of Medical Art degree, after which he studied graduate business courses at both Southern Methodist University and the University of Dallas. Mr. Howard founded American Biomedical Corporation in 1958 and served as its Chief Executive Officer until 1973.  During his tenure, American Biomedical grew into a chain of 40 medical testing laboratories and completed its initial public offering in 1969.  In 1974, American Biomedical was merged with National Health Laboratories, then one of the nation’s largest medical laboratory chains.  In 1974, Mr. Howard founded Carrington Laboratories, Inc., f/k/a Avacare, Inc., a direct sales company engaged in marketing personal care products.  In 1981, he established a research division at Carrington, which isolated an active medicinal compound in aloe vera, known as acemannan.  After selling its direct sales business in 1985, Carrington became a pharmaceutical company.  Mr. Howard retired from Carrington in 1990.

The Board considers Mr. Howard to be a qualified candidate for service on the Board due to (i) his experience with the Company as its founder and largest shareholder, (ii) his experience as CEO of the Company, (iii) his prior experience as Chief Executive Officer and director of Carrington, a public company that had operations at various times in both the nutritional supplement and wound care industries, (iv) his prior experience as a director of various public and private companies and (v) his knowledge of the local business community.

Joseph P. Philipp, age 64, was elected to the Board in June 2004.  Since 1993, Mr. Philipp has been the Managing Partner of Insight Consulting, a consulting firm specializing in organizational structure, executive and leadership development and strategic planning.  Prior to holding his present position, Mr. Philipp held various Human Resource management positions with several organizations, including Epic Healthcare, American Medical International and LifeMark Corporation.  Mr. Philipp earned a Masters of Business Administration degree from the University of Wisconsin and served as a council member of the Irving, Texas City Council from 1996 until 2012.

The Board considers Mr. Philipp to be a qualified candidate for service on the Board due to (i) his broad-based business knowledge and experience gained through consulting engagements conducted since 1993 involving areas such as operations, finance, customer service, change leadership and executive development, (ii) his prior management experience with three Fortune 500 companies and (iii) his knowledge of the local business community.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE TO SERVE AS A CLASS I DIRECTOR. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR VOTING INSTRUCTIONS.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT
OF LANE GORMAN TRUBITT, PLLC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2014

The Audit Committee has selected Lane Gorman Trubitt, PLLC ("LGT") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014. Services provided to the Company by LGT during the 2012 and 2013 fiscal years are described below under the Audit Committee Report - Independent Registered Public Accounting Firm. The Company's Articles of Incorporation do not require that our shareholders ratify the selection of LGT as the Company's independent registered public accountants. However, we are requesting ratification because we believe it is a matter of good corporate practice. If the Company's shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain LGT, but may, nonetheless, retain LGT as the Company's independent registered public accountants. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that the change would be in the best interests of the Company and its shareholders.

The Company has been advised that representatives of LGT will be present at the Meeting where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

In the event the shareholders do not ratify the appointment of LGT, the appointment will be reconsidered by the Audit Committee.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF LGT AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2014.

CORPORATE GOVERNANCE

Independence

Because the Common Stock is traded on the OTCQB, which is operated by OTC Markets Group Inc., the Company is not subject to the corporate governance standards of any securities exchange or The NASDAQ Stock Market regarding the independence of its Board members.  However, the Board has determined that Mr. Kaiser, Mr. Philipp and Ms. Tysinger are each an “independent director” as defined in the listing standards of NASDAQ while the remaining directors are not.

In December 2013, the Company engaged GSAT, Inc. ("GSATi") to develop a new Associate sales and marketing system. The contract contemplates the development and implementation of a new Associate support system, with substantial completion by September, 2014. Anticipated total payments to GSATi under the contract will be approximately $710,000, excluding taxes. Total payments of $76,000 were made to GSATi during 2013. Ms. Tysinger is the founder and CEO of GSATi.

Other than as identified above, in the last three years, there have been no transactions, relationships or arrangements, other than in connection with service on the Board, between the independent directors and the Company.

Board Leadership Structure and Risk Oversight

The Board has no policy respecting the need to separate or combine the offices of Chairman of the Board and CEO; the Board makes this decision based on its best judgment at any given point in time.  In accordance with the Company’s bylaws, the Board elects the CEO and the Chairman of the Board, and each of these positions may be held by the same person or may be held by two persons.  Clinton H. Howard, the Company’s founder and largest shareholder, has served as the Company’s Chairman of the Board since its founding.  He has also served as CEO since coming out of retirement in June 2010, a position which he held from the founding of the Company until he retired in December 2008.  The Board believes that the present structure provides strong unified leadership for the Company's management team and the Board by an individual who, as the Company's founder and largest shareholder, is uniquely qualified to fill these roles.

The Company believes that its leadership structure allows the directors to provide effective oversight of its risk management function.  The Board administers its risk oversight function as a whole and through its Board committees.  The Board regularly receives information regarding the Company’s operations, liquidity and credit from senior management. During its review of this information, the Board discusses, reviews and analyzes risks associated with these areas, as well as risks associated with current and new business strategies.  The Audit Committee oversees management of financial and compliance risks and potential conflicts of interest.  The Audit Committee charter provides that the Audit Committee is responsible for overseeing the internal controls of the Company along with its adherence to compliance and regulatory requirements.  In carrying out its responsibilities, the Audit Committee works closely with members of the Company’s executive management and employees of the firm to which the external audit services of the Company are outsourced.  The Compensation Committee oversees management of risks related to compensation policies and practices.  Each of these committees reports on these risks to the entire Board.

Meetings and Committees of the Board

The Board held six meetings during 2013.  During 2013, each director, attended at least 75% of the meetings of the Board and of the committees on which he or she served.  The Company does not have a policy regarding attendance by members of the Board at the Company’s annual meeting of shareholders, although the Company has always encouraged its directors to attend its annual meeting of shareholders.  In 2013, all of the then elected directors attended the Company's annual meeting of shareholders.

The Board has two permanent committees, the Audit Committee and the Compensation Committee. No other committees were appointed for any purpose during 2013.

Audit Committee

The Audit Committee Charter adopted by the Board is available to shareholders on the Company’s website located at www.rbclifesciences.com.  In accordance with its charter, the Audit Committee’s functions include (i) engaging independent auditors and determining their compensation; (ii) reviewing audit results and the results of interim financial statement reviews with the independent auditors and management; (iii) overseeing the Company’s financial reporting process and internal control systems; (iv) authorizing any non-audit services provided by the independent auditors and the compensation for those services; and (v) initiating and supervising any special investigation it deems necessary regarding the Company’s accounting and financial policies and controls.

In addition to these functions, in April 2010, the duties of a nominating committee were assigned by the Board to the Audit Committee, and its charter was amended accordingly.  These functions include identifying, evaluating and recommending candidates for membership on the Board; and periodically reviewing and making recommendations with respect to the composition of the Board and assignments to Board committees.

The Audit Committee, established in accordance with section 3(a)(58)(A) of the Exchange Act, consists of two directors, Messrs. Kaiser (Chair) and Philipp.  The Board has determined that Mr. Kaiser meets the definition of a “financial expert” as defined in Item 407(d) of Regulation S-K under the Exchange Act. The Audit Committee held 10 meetings during 2013.  All committee members attended all committee meetings.

Compensation Committee

The Compensation Committee Charter adopted by the Board is available to shareholders on the Company’s website located at www.rbclifesciences.com.  In accordance with its charter, the Compensation Committee’s functions include (i) establishing and administering the Company’s officer compensation policies, which function includes setting the compensation of the CEO and all other executive officers of the Company; (ii) administering the Company’s stock incentive plans; and (iii) overseeing the administration of other employee benefit plans and fringe benefits paid to or provided for the Company’s officers.

During 2013 the Compensation Committee consisted of two directors, Messrs. Philipp (Chair) and Kaiser.  The Compensation Committee held 12 meetings during 2013. All committee members attended all committee meetings.

Director Nominations

The Company does not have a standing nominating committee; however, the functions of a nominating committee were assigned to the Audit Committee in April 2010.  Prior to that time, the entire Board fulfilled the role of the nominating committee.

In accordance with the Board’s current policy, only nominees approved by the Audit Committee, which include the current slate of director nominees, are recommended to the full Board. The Audit Committee does not have a diversity policy or other policy that sets forth minimum qualifications by which potential nominees are evaluated.  The goal of the Audit Committee is to recommend nominees who have experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness.  In selecting and evaluating potential nominees, the Board considers, among other factors, the existing composition of the Board and the mix of Board members appropriate for the perceived needs of the Company.  In evaluating potential director candidates, the Audit Committee also seeks to ensure that the Board always has at least one member that meets the definition of a “financial expert” as defined under the Exchange Act.  Candidates nominated by shareholders are evaluated in the same manner as other candidates. The Company does not utilize third parties to identify or evaluate potential director nominees.  Also, any nominee must be willing to serve for the nominal director’s compensation paid by the Company.

The Audit Committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board must send a written notice by mail to the Company, c/o Secretary, RBC Life Sciences, Inc., 2301 Crown Court, Irving, Texas 75038, that sets forth: (1) the name, business address, residence address, date of birth, biographical data and qualifications of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of Common Stock beneficially owned by each proposed nominee; (3) any other information regarding the proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders pursuant to Regulation 14(a) of the Exchange Act; (4) the name, business address and residence address of the shareholder making the recommendation; and (5) the number of shares of Common Stock beneficially owned by the shareholder making the recommendation. The Audit Committee may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of the proposed nominee to serve as a director of the Company.  Shareholder recommendations will be considered only if received no less than

120 days before the date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders.  The Company has not received any recommendation of a director nominee from any shareholder.

Compensation Committee Interlocks and Insider Participation

Only Messrs. Philipp and Kaiser were members of the Compensation Committee at any time during 2013, each of whom was determined to be an independent director.  There are no compensation committee interlocks between the members of the Company’s Compensation Committee and any other entity.

Communication with the Board

Shareholders and other interested parties may communicate with the Board, including outside directors (i.e. directors who are not also employees or consultants), by sending written communication to the directors c/o the Chairman of the Board, RBC Life Sciences, Inc., 2301 Crown Court, Irving, Texas 75038.  Any communication to a specific director will be forwarded to that director. As to all other communications, the Chairman, or his designate, will review such communications and forward them to the appropriate director(s).

Code of Ethics

The Board has adopted a Code of Ethics applicable to all directors, officers and employees of the Company, including its principal executive officer and its principal financial and accounting officer. The Code of Ethics is available to shareholders on the Company’s web site located at www.rbclifesciences.com. A copy of the Code of Ethics will be provided upon request directed to the Company’s Secretary, RBC Life Sciences, Inc., 2301 Crown Court, Irving, Texas 75038.

Policies and Procedures Regarding Related Person Transactions

The Board has adopted a written policy regarding related person transactions. For purposes of this policy:

•	a “related person” means any of the Company’s directors, executive officers, nominees for director or 5% shareholders or any of their immediate family members; and

•
a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of the executive officers, directors and nominees for director is required to disclose to the Audit Committee certain information relating to related person transactions for review, approval or ratification by the Audit Committee. Disclosure to the Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Audit Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Audit Committee’s determination that consummation of the transaction is not or was not contrary to the Company’s best interests. Any related person transaction must be disclosed to the full Board.

Director Compensation

Each inside director (i.e. a director that is also an employee or consultant) receives: (i) a quarterly retainer of $300, (ii) a fee of $500 for each Board meeting attended during the year and (iii) a stock option to purchase 60 shares of Common Stock for each Board meeting attended during the year, subject to approval by the Board at the end of each year.  Each outside director receives: (i) a quarterly retainer of $2,000, (ii) a fee of $500 for each Board meeting attended during the year, (iii) a stock option to purchase 60 shares of Common Stock for each Board meeting attended during the year, subject to approval by the Board at the end of each year, and (iv) up to $400 per month of the Company’s nutritional supplement products for personal use.  With respect to service on a committee of the Board, the committee chair receives $1,000 per meeting attended while other committee members receive $500 per meeting attended.

The following table summarizes director compensation for 2013 for all directors not included in the Summary Compensation Table below.

DIRECTOR COMPENSATION TABLE

Name (a) (1)	Fees Earned or Paid in Cash ($) (b)	Option Awards ($) (c)	All Other Compensation ($) (g)		Total ($) (h)
Andrew V. Howard	4,200	414	44,379	(2)	48,993
Robert A. Kaiser	23,500	414	362		24,276
Joseph P. Philipp	23,500	414	—		23,914
Cynthia L. Tysinger	11,500	414	137		12,051
_________________________

(1)	At December 31, 2013, Messrs. Howard, Kaiser, and Philipp and Ms. Tysinger held outstanding options to purchase 1,260, 1,980, 3,000 and 540 shares of Common Stock, respectively.
(2) Includes commissions and consulting fees paid to Mr. Howard as a network marketing Associate of the Company.

Shareholder Proposals for the 2015 Annual Meeting of Shareholders

An eligible shareholder who wishes to include a proposal in the Company’s proxy statement for the 2015 annual meeting of shareholders must submit it, in accordance with Rule 14a-8 of the Exchange Act, so that it is received by the Company’s Secretary, at the Company’s executive offices, on or before December 30, 2014.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board.  Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of the Company’s financial statements.  The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2013 with management and the independent registered public accounting firm;

•
discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol.1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and

•	discussed with the independent registered public accounting firm such firm’s independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

AUDIT COMMITTEE
Robert A. Kaiser, Chair
Joseph P. Philipp

Independent Registered Public Accounting Firm

The Audit Committee has appointed LGT as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2014.

Audit Fees and Non-Audit Fees

The aggregate fees for professional services rendered by LGT for 2013 and 2012 were as follows:

	2013	2012
Audit Fees(1)	$121,000	$125,600
Audit-Related Fees	—	—
Tax Fees(2)	35,700	20,600
All Other Fees	—	—
Total	$156,700	$146,200
__________________________

(1)	Represents fees for professional services in connection with the audit of the Company’s annual financial statements and reviews of quarterly interim financial statements.

(2)	Represents fees for tax compliance, tax advice and tax planning relating to the preparation and filing of the Company’s federal and state tax returns.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee’s pre-approval policies and procedures require the independent registered public accounting firm to seek pre-approval by the Audit Committee of all audit and permitted non-audit services by providing a prior description of the services to be performed and specific fee and expense estimates for each such service. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.  All of the professional services rendered by LGT for audit-related fees and tax fees during 2013 and 2012 were pre-approved by the Audit Committee.

EXECUTIVE OFFICERS

The following table sets forth, as of March 28, 2014, the name, age and position of each of the executive officers of the Company.

Name	Age	Position
Clinton H. Howard	85	Chairman of the Board, Chief Executive Officer
Steven E. Brown	58	Director, President
Kevin B. Young	54	Vice President-Sales
Douglas Wheeler	41	Vice President-Operations
Richard S. Jablonski	53	Vice President-Finance, Chief Financial Officer and Secretary

See “Directors Continuing in Office” above for business experience information concerning Mr. Howard and Mr. Brown.

Kevin B. Young became Vice President-Sales in June 2013. He was Vice President-Marketing and Sales from May 2010 until July 2013. Prior to May 2010, he served as Director of Sales since joining the Company in March 2008. From 2007 to March 2008, Mr. Young served as a marketing and sales consultant to companies in the direct sales industry and, from 2006 to 2007, was Director of Sales Training and Communications for Home Interiors and Gifts, Inc., a network marketing company that was engaged in the sale of interior decorations. From 2004 to 2006, Mr. Young served as Senior Director of Global Communications for Mannatech, Inc., a global distributor of nutritional supplements. Prior to joining Mannatech, Inc., Mr. Young held various sales and marketing positions with various companies in the telecommunications and other industries.

Douglas R. Wheeler became Vice President-Operations in September 2011 after serving in various operational positions since joining the Company in 1998. Mr. Wheeler joined the Company as a manager in its call center and was promoted to Operations Manager in September 2006 and to Director of Operations in February 2011. Prior to joining the Company, Mr. Wheeler was the Customer Service Manager for a network marketing company engaged in the sale of nutritional supplements and personal development materials.

Richard S. Jablonski became Vice President-Finance, Chief Financial Officer and Secretary upon joining the Company in June 2012. Prior to joining the Company, Mr. Jablonski was Vice President of Finance for Michaels Stores, Inc. ("Michaels"), a national retailer of arts and crafts materials, from February 2008 to January 2012. During his tenure with Michaels, Mr. Jablonski served in various capacities, including Controller and Principal Accounting Officer. Prior to his service with Michaels, Mr. Jablonski was Vice President - Finance for RadioShack Corporation, a national retailer of electronics and mobile technology products and services, from September 2003 to April 2007. Mr. Jablonski was responsible for financial and strategic planning, analysis and management reporting for a variety of RadioShack's businesses and functions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of the Compensation Committee

The Compensation Committee annually reviews and approves goals and objectives for the CEO, as well as evaluates his performance and approves his compensation. In consultation with the CEO, the Compensation Committee also reviews and approves goals and objectives for the other executive officers of the Company, as well as evaluates their respective performance and approves their respective compensation.  In addition, the Compensation Committee is responsible for the grant of all stock option awards and any other awards under the Company’s equity compensation plans.  While the Compensation Committee is comprised solely of independent directors, as a practical matter, it is not completely independent from Clinton H. Howard because of Mr. Howard’s percentage ownership of the Common Stock (see table under the caption “Security Ownership of Certain Beneficial Owners and Management”).

The Compensation Committee has reviewed the Company's compensation policies and practices and determined that its compensation programs are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed the compensation programs for certain design features which have been identified as having the potential to encourage excessive risk-taking and concluded that the Company's compensation programs do not encourage excessive risk.

In the remaining discussion under this section, “Compensation Discussion and Analysis,” with respect to compensation matters involving Mr. Howard, the “Committee” shall refer to the Compensation Committee.  With respect to compensation matters involving named executive officers ("NEOs") other than Mr. Howard, the “Committee” shall refer to the Compensation Committee and Mr. Howard.

Compensation Decision-Making Process

The compensation of the NEOs in 2013 was largely determined by their respective employment agreements.  The employment agreements between the Company and the NEOs were negotiated and approved by the Committee.

Under its charter, the Committee has the authority to retain independent counsel or other advisers as it deems necessary to carry out its responsibilities; however, the Compensation Committee did not retain the services of any compensation consultant in 2013 or prior years.  In making executive compensation decisions, the Committee utilizes “tally sheets” and informally assembled competitive market data.  Tally sheets are designed to set forth in one place the total compensation of each officer for the current and previous year, including base salary, past and projected incentive compensation, option grants and any other form of compensation. The Committee believes these tally sheets are helpful in providing a clear picture of the total compensation package available to the executive officers.  The Committee does not engage in benchmarking as part of its decision-making process. However, for a more general purpose than benchmarking, the Committee informally considers competitive market practices with respect to the salaries and total compensation paid by other similarly-sized companies to their executive officers.  In this regard, the Committee reviews annual reports on Form 10-K and other public filings of similarly-sized companies as well as other compensation survey information available to it.  While the Committee views all of this comparative data as important, this information is used as a guide to aid the Committee and not as the sole determinative factor. The Committee also considers and views as equally relevant the employment market in which the Company competes, industry competitive conditions, individual executive officer performance during the year and overall Company performance.

Objectives of the Compensation Program

The principal objectives of the executive compensation program are to:

•	Align the interests of executives with those of the shareholders;

•	Provide incentives for the achievement of corporate performance goals;

•	Support an environment that rewards executive officers based upon corporate results; and

•	Maintain a competitive salary structure to attract, motivate and retain qualified executives.

The executive compensation program is intended to motivate the NEOs to achieve goals set by the Company and to reward them for achieving those goals.

Elements of Compensation and Relationship to Compensation Objectives

The principal elements of the Company’s executive compensation program are:

•	Base salary;

•	Cash incentive payments;

•	Equity-based incentive payments;

•	Termination payments; and

•	Other benefits.

The Committee does not have a formal policy regarding the allocation of compensation between cash and non-cash elements or long-term and currently paid elements.  Rather, it uses its judgment and experience in determining the mix of compensation for the NEOs.  In addition, there are no formal stock ownership guidelines for the NEOs.

Base salary. Base salary is intended to provide economic security for the NEOs at a level sufficient to attract and retain their services, and to reward current performance.   Base salary is set by the Committee as described above, giving consideration to individual performance, level of responsibility, skills, qualifications and experience, and is incorporated into the respective employment agreement of each NEO.  Based on the evaluation and judgment of the Committee, the base salaries of the NEOs remained unchanged from their respective base salaries in 2012.

Cash incentive payments.     Cash incentive plans, which are provided at the discretion of the Committee in accordance with the respective employment agreement of each NEO, are intended to create a financial incentive to achieve specific financial performance goals established by the Committee. As of March 28, 2014, the Committee has not adopted a cash incentive plan for the NEOs for 2014. No bonuses were earned or paid under the cash incentive plan in effect during 2013.

Equity-based payments.     Equity-based payments have been paid to the NEOs in the form of stock option grants.  Grants are not made to NEOs each year and there is no formula by which grants are made.  When grants are made, factors considered include, but are not limited to, individual performance, level of responsibility and potential future contribution.  Because of the direct relationship between the value of an option and the market price of the Common Stock, the Committee believes that these grants motivate the NEOs to manage the Company in a manner that is consistent with the interests of the shareholders.  Option grants to the NEOs have typically carried a five-year vesting schedule and a nine-year term.  The Committee believes that the long-term nature of these options also serves as a retention tool. On December 16, 2013, in connection with their service as directors, the following NEOs received stock option grants that vested immediately: (i) Mr. Howard received a stock option grant to purchase 360 shares of Common Stock at an exercise price of $1.27 per share; and (ii) Mr. Brown received a stock option grant to purchase 360 shares of Common Stock at an exercise price of $1.15 per share. There were no other option grants to the NEOs in 2013. Amounts earned with respect to option grants are set forth in the Summary Compensation Table below.  The Company has no program, plan or practice to time executive option grants in coordination with announcements of material nonpublic information.

Termination payments.     The employment agreement of each NEO provides for termination payments upon the occurrence of various triggering events.  These payments are described below under the caption “Employment Agreements and Post-Termination Compensation.”  In general, the Committee believes that NEOs should be provided with reasonable termination benefits in order to attract and retain talented employees in a market where such benefits are commonly available.  Reasonable termination benefits also recognize that it may be difficult for the NEOs to find comparable employment within a short period of time.  The employment agreements with the NEOs do not provide for termination payments in connection with a change of control.

Other benefits.     The Company provides benefits to the NEOs that the Committee believes are reasonable and consistent with the overall compensation program.  These benefits are intended to make the compensation program competitive with other employment opportunities and encourage continued service.  The Company provides a 401(k) plan and various group insurance plans for the benefit of all employees.  The Company makes matching contributions to the 401(k) plan equal to 10% of employee contributions and pays a portion of the employees’ group insurance premiums.  Employee contributions to the 401(k) plan vest immediately; Company contributions vest after three years of service.  The Company also provides a monthly allowance of the Company’s nutritional supplement products at no-charge.  NEOs participate in these plans on the same basis as other employees of the Company, except with respect to the life insurance plan, and the monthly allowance for no-charge products.  With regard to these benefits, the Company provides to certain senior managers additional life insurance coverage at an average cost of coverage related to the NEOs of approximately $1,200 per year, and the average cost of no-charge products provided to the NEOs is approximately $600 per year.

In accordance with their respective employment agreements, Mr. Howard has certain of his club dues and supplementary medical insurance costs reimbursed, Mr. Brown receives a monthly automobile allowance and Mr. Jablonski receives a monthly benefits allowance.

The aggregate amount earned by each NEO for these benefits is set forth in the All Other Compensation Table below.

Employment Agreements

Since 2004, the Company has followed a practice of providing employment agreements to senior management.  The Committee believes that these employment agreements help attract and retain key executives, thus promoting stability and continuity of senior management, while providing the necessary flexibility to manage executive performance and compensation.

Mr. Howard.  Mr. Howard became CEO in June 2010. During 2013, Mr. Howard entered into an employment agreement with the Company that expires on December 31, 2014, and will automatically renew for successive one-year terms.

Mr. Brown.  Mr. Brown became President in June 2012. In August 2012, Mr. Brown entered into an employment agreement with the Company that will expire on December 31, 2015. The agreement with Mr. Brown will automatically renew for successive one-year terms.

Mr. Young.  The employment agreement that was in effect for Mr. Young during 2013 expired on December 31, 2013. To replace the expiring agreement, the Company entered into a new one-year agreement with Mr. Young, which became effective January 1, 2014. Under the new agreement, Mr. Young will be entitled to severance equal to his monthly salary for a period of 90 days in the event of termination by the Company without cause or by the employee for "good reason" as such term is defined in the agreement. All other terms of the new agreement are substantially the same as the expired agreement.

Mr. Jablonski. Mr. Jablonski became Vice President - Finance and Chief Financial Officer in June 2012. The employment agreement that was in effect for Mr. Jablonski during 2013 expired on December 31, 2013. To replace the expiring agreement, the Company entered into a new one-year agreement with Mr. Jablonski, which became effective January 1, 2014. The terms of the new agreement are substantially the same as the expired agreement.

The current NEO employment agreements, along with the related termination benefit provisions, are described in more detail below under the caption “Employment Agreements and Post-Termination Compensation.”

Internal Revenue Code Section 162(m)

Under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to NEOs. However, this deduction limitation does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the related regulations. The Committee has considered these limitations and intends, in all appropriate circumstances, to qualify compensation paid to the NEOs for deductibility under Section 162(m) of the Code.

Compensation Committee Report

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement.  Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement.

This report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this report by reference therein.

COMPENSATION COMMITTEE
Joseph P. Philipp, Chair
Robert A. Kaiser

Executive Compensation

The following table sets forth summary compensation information during 2013, 2012 and 2011 for the Company’s CEO; the Company’s two other most highly compensated executive officers; and the Company's Chief Financial Officer as of December 31, 2013 (collectively, the “NEOs”):
SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (1) (c)	All Other Compensation ($) (2) (i)	Total ($) (j)
Clinton H. Howard, Chairman, CEO (3)	2013	325,000	13,629	338,629
	2012	325,000	22,852	347,852
	2011	325,000	24,215	349,215

Steven E. Brown, President (4)	2013	280,000	15,651	295,651
	2012	270,924	4,958	275,882
	2011	244,818	7,009	251,827

Kevin B. Young, Vice President - Sales (5)	2013	160,000	1,064	161,064
	2012	160,000	2,246	162,246
	2011	160,000	767	160,767

Richard S. Jablonski, Vice President - Finance and Chief Financial Officer (6)	2013	200,000	12,644	212,644
	2012	103,846	30,888	134,734
_________________________

(1)	Represents base salary paid in accordance with employment or other salary agreements in effect for each respective year.

(2)	Represents amounts detailed in the All Other Compensation Table below.

(3)	Mr. Howard retired as CEO on December 31, 2008 and served as a consultant to the Company until June 2010, at which time he was re-appointed to the position of CEO.

(4)
Mr. Brown was appointed to the position of President in June 2012. Prior to June, 2012, he served as Executive Vice President and Chief Financial Officer from June 2011 to June 2012 and as Vice President-Finance and Chief Financial Officer from May 1994 to June 2011.

(5)
Mr. Young joined the Company in March 2008 as Director of Sales. He held that position until his appointment as Vice President-Marketing and Sales in May 2010. In June, 2013, he was appointed Vice President-Sales.

(6)	Mr. Jablonski joined the Company in June 2012 as Vice President-Finance and Chief Financial Officer.

All Other Compensation Table

		Compensation for Service as a Director		Perquisites and Personal Benefits ($) (2)
Name	Year	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		All Other Compensation ($)
Clinton H. Howard	2013	4,200	414	4,401	9,015
	2012	3,200	476	19,176	22,852
	2011	4,200	1,500	18,515	24,215

Steven E. Brown	2013	4,200	414	11,037	15,651
	2012	3,200	476	1,282	4,958
	2011	4,200	1,954	855	7,009

Kevin B. Young	2013	—	—	1,204	1,204
	2012	—	—	2,246	2,246
	2011	—	—	767	767

Richard S. Jablonski	2013	—	—	14,764	14,764
	2012			30,888	30,888

_________________________

(1)
Represents the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. For a description of the assumptions used to calculate the fair value of option awards, see Note J, Share-Based Compensation, of the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

(2)
Represents payment of matching contributions to a 401(k) plan, the cost of Company products provided at no-charge, and, in the case of Mr. Howard, an automobile allowance and reimbursement of certain club dues and payment of health insurance premiums related to a plan not generally available to all salaried employees. The amount for Mr. Brown includes a monthly automobile allowance, and the amount for Mr. Jablonski includes a monthly benefits allowance.

The following table presents information concerning all grants of plan-based awards to the NEOs in 2013. There was no non-equity incentive plan compensation earned by the NEOs for 2013 pursuant to prior year grants.

GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name (a)	Grant Date (b)	($)	Options (#) (j)	Awards ($/Sh) (k)	Awards ($) (1) (l)
Clinton H. Howard	7/29/2013 (2)	—	—	—	—
	12/16/2013 (3)	—	360	1.27	414

Steven E. Brown	7/29/2013 (2)	—	—	—	—
	12/16/2013 (3)	—	360	1.15	414

Kevin B. Young	7/29/2013 (2)	—	—	—	—

Richard S. Jablonski	7/29/2013 (2)	—	—	—	—

(1) Represents the aggregate grant date fair value of option awards. For a description of the assumptions used to calculate the fair value of option awards, see Note J, Share-Based Compensation, of the notes to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.
(2) On July 29, 2013, the Committee adopted a cash incentive bonus plan that was made effective as of January 1, 2013. The total cash payout to eligible employees under this plan is determined by the Company's performance against specific goals for various metrics for the year ended December 31, 2013. Metrics under which bonuses would be payable include a) net income before income tax and bonus expense, b) sales of nutrition supplements, sales tools or any other products or services offered for sale through the Company's multi-level sales channels, c) sales of medical products offered for sale through the Company's medical products subsidiary and c) "new sales" as defined in the plan. No bonuses are paid if the Company's net income was below a certain threshold, and the maximum bonus payable based on the Company's performance against all metrics was limited to $250,000. Bonus payments are allocated to individual eligible employees based on evaluation by the Company's Chief Executive Officer and the Committee of each eligible employee's performance. No incentive bonuses were earned under this plan by the named executive officers in 2013.
(3) Reflects grants of stock options pursuant to the Company's director compensation policy.  These options were fully vested at the grant date and expire nine years after the date of grant.

The following table sets forth information concerning outstanding equity awards for each of the NEOs at December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Option Exercise Price ($) (e)	Option Expiration Date (f)
Clinton H. Howard	300	—		2.00	12/22/2018
	540	—		3.10	1/1/2020
	360	—		2.20	12/15/2020
	300	—		1.76	12/11/2021
	360			1.27	12/16/2022

Steven E. Brown	420	—		2.10	12/28/2015
	480	—		8.15	11/29/2016
	2,120	—		8.15	11/29/2016
	240	—		5.30	12/17/2017
	2,300	—		5.30	12/17/2017
	300	—		2.00	12/22/2018
	540	—		2.80	1/1/2020
	360	—		2.00	12/15/2020
	300	—		1.60	12/11/2021
	360	—		1.15	12/16/2022

Richard S. Jablonski	2,000	8,000	(1)	2.50	6/25/2021

_________________________

(1)	Options were granted June 25, 2012 and vest 20% per year beginning June 25, 2013.

Employment Agreements and Post-Termination Compensation

The Company has entered into employment agreements with Messrs. Howard, Brown, Young and Jablonski.  Except where otherwise noted, the terms of these agreements are identical.  Key terms include:

•	Principal position, effective date, term and base salary:

Name	Principal Position	Effective Date	Initial Term and Renewal Term	Annual Base Salary
Clinton H. Howard	Chairman and CEO	January 1, 2014	Initial term ending December 31, 2014 with automatic one-year renewal terms unless 60 days notice is given	$301,000
Steven E. Brown	President	June 7, 2012	Initial term ending December 31, 2015 with an automatic one-year renewal term unless 30 days notice is given	$280,000
Kevin B. Young	Vice President-Sales	January 1, 2014	One year term ending December 31, 2014 with no automatic renewal term	$160,000
Richard S. Jablonski	Vice President - Finance and Chief Financial Officer	January 1, 2014	Initial term ending December 31, 2014 with an automatic one-year renewal term unless 30 days notice is given	$200,000

•
Discretionary annual cash incentive compensation calculated as described above under the caption “Compensation Discussion and Analysis – Elements of Compensation and Relationship to Compensation Objectives – Cash Incentive Payments.”

•	Employee benefits generally provided to other executive officers.

•	A non-compete provision that extends for a 12–month period following termination for any reason.

•	Indemnification against any claims made against the executive for actions taken in good faith while performing services under the agreement.

•	Payment of post-termination compensation, which, in each case, is provided only if the executive signs a general release of claims in favor of the Company.

•	Under Mr. Howard's agreement, certain additional medical insurance benefits.

•	Under Mr. Brown's agreement, effective January 1, 2013, a monthly auto allowance of $750.

•	Under Mr. Jablonski's agreement, a monthly benefits allowance of $1,000.

These employment agreements provide for payment of post-termination compensation under certain circumstances, which are as follows:

•
Upon termination by the executive for Good Reason, as defined below, or by the Company without Cause, as defined below, the executive shall be entitled to receive (i) a lump sum payment for accrued, unused paid time off, (ii) a pro rata share of any annual cash incentive payment that would have been due under the agreement at the end of the year in which employment terminated, and (iii), except in the case of Mr. Young, the greater of (a) his monthly base salary through the last day of the then current term or (b) his monthly base salary for a period of six months payable, in each case, over a period of 12 months. In the case of Mr. Young, he will be entitled to receive his monthly base salary for a period of 90 days.

“Good Reason” is defined as (i) an uncured breach of the agreement by the Company or (ii) a material diminution in the nature or scope of the executive's respective responsibilities, duties or authority.
“Cause” is defined as (i) commission of a felony or lesser crime involving dishonesty or fraud, (ii) willful and continued failure to perform duties required by the agreement, (iii) failure to comply with laws applicable to the Company’s business operations, involvement with a competitor of the Company while employed by the Company or improper use of the Company’s trade secrets or records, (iv) engaging in fraud, dishonesty or similar conduct which damages the Company or (v) habitual intoxication or continued abuse of illegal drugs.

•
Upon termination by reason of death, disability, the executive’s election to resign or, in the case of Mr. Brown and Mr. Jablonski, his election not to renew the agreement, the executive, or his estate, as applicable, will be paid a lump sum payment for accrued, unused paid time off, plus a pro rata share of any annual cash incentive payment that would have been due under the agreement at the end of the year in which employment terminated.

•
Under Mr. Brown and Mr. Jablonski’s employment agreements, upon termination because the Company elects not to renew the agreements, Mr. Brown and Mr. Jablonski shall be entitled to receive (i) a lump sum payment for accrued, unused paid time-off, and (ii) continued payment of base salary for a period of six months after the date of termination.

•
Under Mr. Howard's agreement, upon termination for any reason other than death, in exchange for post-termination consulting services required by the agreement, Mr. Howard will receive monthly consulting payments for a period of three years from the date of termination. The monthly payment amount is $14,433. In the event of Mr. Howard's death or disability, the consulting period will end on the date of his death or disability, and no further consulting payments will be made.

Potential Payments Upon Termination

The following sets forth the hypothetical cash termination payments to Messrs. Howard, Brown, Young and Jablonski resulting from the triggering events described above.  The estimates below assume that the triggering event occurred on January 1, 2014.  Actual cash termination payments could differ materially depending on the facts and circumstances in effect at the time a triggering event occurs, if a triggering event should occur.

Clinton H. Howard

Triggering Event	Base Salary $	Incentive Compensation $		Benefits $	Consulting Fees $ (1)
Resignation for good reason or termination without cause	301,000	—	(2)	26,429	519,588
Resignation or non-renewal by either party	—	—	(2)	26,429	519,588
Death	—	—	(2)	26,429	—
Disability	—	—	(2)	26,429	—
Cause	—	—		—	—
_________________________

(1)	Payments for consulting fees terminate in the event of Mr. Howard's death or disability.

(2)
If the triggering event occurs on a date other than the end of the year, a pro rata share of the cash incentive compensation that would have been earned under the agreement for the year of termination would be payable to the executive.

Steven E. Brown, Kevin B. Young and Richard S. Jablonski

Triggering Event	Base Salary $	Incentive Compensation $		Benefits $
Resignation for good reason or termination without cause
Steven E. Brown	560,000	—	(1)	70,000
Kevin B. Young	40,000	—	(1)	13,398
Richard S. Jablonski	200,000	—	(1)	14,756
Death, disability or resignation
Steven E. Brown	—	—	(1)	70,000
Kevin B. Young	—	—	(1)	13,398
Richard S. Jablonski	—	—	(1)	14,756
Non-renewal by the Company
Steven E. Brown	140,000	—		70,000
Kevin B. Young	—	—		—
Richard S. Jablonski	100,000	—		14,756
_________________________

(1)
If the triggering event occurs on a date other than the end of the year, a pro rata share of the cash incentive compensation that would have been earned under the agreement for the year of termination is payable to executive.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information about shares of Common Stock that may be issued under the Company’s equity compensation plans in effect as of December 31, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	69,396	$4.00	196,228
Equity compensation plans not approved by security holders	—	—	—
Total	69,396	4.00	196,228
_________________________

(1)
Includes shares reserved for issuance under the 2003 Stock Incentive Plan, as amended and restated, approved by shareholders effective September 4, 2003, and the 2006 Stock Incentive Plan approved by shareholders effective June 6, 2006. Because the 2003 Stock Incentive Plan expired in 2008, no shares related to that plan are included in column (c).

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC.  Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the forms submitted to the Company, and written representations made by persons required to file these reports, the Company believes that all such persons complied with all Section 16(a) filing requirements applicable to them except that Mr. Philipp failed to timely file Form 4 upon the sale of shares of stock on August 29, 2013; this Form 4 was filed on April 1, 2014.

Certain Relationships and Related Transactions

Leonid Lapp is the president of Coral Club International, Inc. (“CCI”).  CCI is the Company's largest customer, accounting for approximately 46% of the Company's 2013 consolidated net sales.  Mr. Lapp also beneficially owns approximately 18% of the Company's outstanding shares of common stock.  Since 2004, the Company and CCI have been parties to an exclusive distributorship agreement.  The Company's management, and the Board, have determined that the terms and conditions of the agreement between CCI and the Company are commercially reasonable and reflect economic terms negotiated at arms-length.

Clinton H. Howard has guaranteed a mortgage note of the Company, which amounted to $1,349,000 at December 31, 2013.  The Company has undertaken certain obligations to indemnify Mr. Howard and secure its obligations to him in the event the Company defaults on this loan.

Important Notice Regarding Delivery of Shareholder Documents

Owners of Common Stock who hold Common Stock through a broker or otherwise through a nominee and who share a single address may receive notice from the broker or nominee stating that only one copy of this Notice of Annual Meeting of Shareholders and Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2013 is being sent to that address unless the Company receives contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this Notice of Annual Meeting and Proxy Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, he or she may contact the Company by mail addressed to Secretary, RBC Life Sciences, Inc., 2301 Crown Court, Irving, Texas 75038, or by telephone at (972) 893-4000.

Annual Report

The Company will furnish without charge a copy of its Annual Report on Form 10-K, including the financial statements and schedules thereto, for the year ended December 31, 2013 filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act to any shareholder (including any beneficial owner) upon written request to Richard S. Jablonski, Chief Financial Officer, RBC Life Sciences, Inc., 2301 Crown Court, Irving, Texas 75038.

By Order of the Board of Directors,

/s/ Richard S. Jablonski
Richard S. Jablonski Secretary

April 29, 2014

PROXY
RBC LIFE SCIENCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Clinton H. Howard, Steven E. Brown, Richard S. Jablonski and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned on April 21, 2014, at the Annual Meeting of Shareholders to be held at the Company's offices located at 2301 Crown Court, Irving, TX 75038, on Thursday, June 18, 2014 at 10:00 a.m., local time, or at any adjournment or postponement thereof.  Receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement in connection therewith and of the Company’s 2013 Annual Report to Shareholders is hereby acknowledged.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE AS SHOWN HERE  ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" ON ITEM 1

1.	ELECTION OF DIRECTORS

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT	☐	Andrew V. Howard	☐	Cynthia L. Tysinger
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here:  ☒

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2

2.	TO RATIFY THE APPOINTMENT OF LANE GORMAN TRUBITT, PLLC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014.

☐	FOR

☐	AGAINST

☐	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN ITEM 1.

 THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES (OR ANY OF THEM) REGARDING ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Please sign and date this Proxy, and promptly return it to Fidelity Transfer, 8915 South 700 E, Suite 102, Sandy, Utah 84070 using the return envelope provided herewith.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Title (if applicable, as described in Note below):    _______________________

Note:  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please provide the full name of the corporation and the title of the authorized officer signing on behalf of the corporation. If the signer is a partnership, please sign in the partnership name by authorized person.